Exhibit 99.1

(1)         The price reported is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $16.78 to $17.06, inclusive.  The reporting person undertakes to provide to Apollo Commercial Real Estate Finance, Inc. (the “Issuer”), any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote (1) to this Form 4.

(2)         The sales reported on this Form 4 were effected pursuant to a Rule 10b5-1 trading plan adopted by Athene Annuity & Life Assurance Company (“Athene Annuity”) on June 14, 2012, with respect to shares of common stock, par value $0.01 (the “Common Stock”), of  the Issuer.  The amount reported as beneficially owned following the reported transactions includes 2,495,351 shares of Common Stock held of record by Athene Annuity, an additional 101,366 shares of Common Stock beneficially owned by Apollo Management Holdings, L.P. (“Management Holdings”) that are held of record by ACREFI Management, LLC (“ACREFI Management”), which serves as the manager of the Issuer, and 156,000 restricted stock units granted to ACREFI Management by the Issuer on August 4, 2011 under the Issuer’s 2009 Equity Incentive Plan, pursuant to Rule 16b-3(d).  52,000 of the restricted stock units vested on January 1, 2012 with the remaining restricted stock units scheduled to vest in equal installments on January 1, 2013 and January 1, 2014.  Vesting of the restricted stock units is subject to ACREFI Management’s continued service as the manager of the Issuer.  Under the terms of the restricted stock unit agreement, any vested shares will be issued by the Issuer once the restricted stock units are fully vested in January 2014.

Athene Holding Ltd. (“Athene Holding”) is the sole stockholder of Athene Annuity.  Athene Group Ltd. (“Athene Group”) is the sole voting member of Athene Holding.  Athene Asset Management LLC (“AAM”) is the investment manager for Athene Annuity.  Apollo Life Asset Ltd. (“Apollo Life”) is the controlling member of AAM, and Apollo Capital Management, L.P. (“Capital Management”) is the sole shareholder of Apollo Life.  Apollo Capital Management GP, LLC (“Management GP”) is the general partner of Capital Management.  Management Holdings is the sole member and manager of Management GP and other Apollo investment managers, including Apollo Global Real Estate Management GP, LLC.  Apollo Global Real Estate Management GP, LLC is the general partner of Apollo Global Real Estate Management, L.P., which is the sole member and manager of ACREFI Management.  Apollo Management Holdings GP, LLC (“Management Holdings GP”, and together with Athene Annuity, Management Holdings, Athene Holding, Athene Group, AAM, Apollo Life, Capital Management and Management GP, the “Reporting Persons”) is the general partner of Management Holdings.  James Belardi, Brian Bresnahan, Wendy Dulman, Frank Gillis, Gernot Lohr, Laurie Medley, Matt Michelini, Eric Press, Marc Rowan, Imran Siddiqui and Christopher Edson are the directors of Athene Group.  Leon Black, Joshua Harris and Marc Rowan are the managers and executive officers of Management Holdings GP.  Joseph F. Azrack, Eric L. Press and Stuart A. Rothstein serve on the board of directors of the Issuer as representatives of Management Holdings and Management Holdings GP.  Mr. Azrack is associated with Apollo Global Real Estate Management, L.P. and ACREFI Management.  Messrs. Press and Rothstein are each associated with ACREFI Management and other Apollo investment managers affiliated with Management Holdings and Management Holdings GP.

Each of Athene Holding, Athene Group, AAM, Apollo Life, Capital Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Belardi, Black, Bresnahan, Edson, Gillis, Harris, Lohr, Michelini, Press, Rowan and Siddiqui, and Ms. Dulman and Ms. Medley, disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by Athene

Annuity, in each case except to the extent of any pecuniary interest therein.  This report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The shares of Common Stock reported as beneficially owned do not include any shares of Common Stock owned of record by Apollo Principal Holdings I, L.P. and that may be beneficially owned by its general partner, Apollo Principal Holdings I GP, LLC.  The Reporting Persons are not part of a group with ACREFI Management, Apollo Global Real Estate Management, L.P., Apollo Global Real Estate Management GP, LLC, Apollo Principal Holdings I, L.P. or Apollo Principal Holdings I GP, LLC, and each of the Reporting Persons disclaims beneficial ownership of the shares of the Issuer’s Common Stock owned of record or beneficially owned by any of ACREFI Management, Apollo Global Real Estate Management, L.P., Apollo Global Real Estate Management GP, LLC, Apollo Principal Holdings I, L.P. or Apollo Principal Holdings I GP, LLC, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of Athene Annuity is 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.  The address of AAM and of Mr. Belardi is 818 Manhattan Beach Blvd, Suite 100, Manhattan Beach, CA  90266.  The address of Apollo Life and Athene Group is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005.  The address of Athene Holding and of Mr. Gillis is 96 Pitts Bay Road, Pembroke, Bermuda HM08.  The address of Capital Management, Management GP, Management Holdings and Management Holdings GP, and Ms. Dulman, Ms. Medley, Messrs. Black, Edson, Harris, Lohr, Michelini, Press, Rowan and Siddiqui, is c/o Apollo Management, L.P., 9 West 57th St., 43rd Floor, New York, New York 10019.